UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 29, 2015

RIGHTSCORP, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55097	33-1219445
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

3100 Donald Douglas Loop North

Santa Monica, CA 90405

(Address of principal executive offices) (zip code)

310-751-7510

(Registrant’s telephone number, including area code)

Copies to:

Gregory Sichenzia, Esq.

Jeff Cahlon, Esq.

Sichenzia Ross Friedman Ference LLP

61 Broadway

New York, New York 10006

Phone: (212) 930-9700

Fax: (212) 930-9725

(Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 29, 2015, Rightscorp, Inc. (the “Company”), entered into a representation agreement (the “Representation Agreement”) with Sony/ATV Music Publishing LLC (“Sony”), pursuant to which Sony appointed the Company as its agent solely to monitor the Internet for infringements of copyrights owned and/or controlled by Sony (the “Protected Copyrights”) in certain musical compositions, resulting from unauthorized downloads and uploads by individual infringers (“Infringers”) on online peer-to-peer networks (“Infringements”), for a term of one year, which term will automatically renew in 30 day increments, unless Sony provides 15 days written notice of termination. Pursuant to the Representation Agreement, Sony further authorized the Company, during the term of the Representation Agreement, as Sony’s agent, to collect data as to Infringements of the Protected Copyrights, send notices to Internet Service Providers of such Infringements, negotiate and collect settlements on Sony’s behalf with each Infringer for each identified Infringement of the Protected Copyrights (“Settlements”), and pay Sony 50% of the Net Revenues (as defined in the Representation Agreement) from such Settlements.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIGHTSCORP, INC.

Dated: October 2, 2015	By:	/s/ Christopher Sabec
	Name:	Christopher Sabec
	Title:	Chief Executive Officer

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